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                                                                Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Matrix Pharmaceutical, Inc. 1988 Restricted Stock Plan of our report dated January 26, 1996, with respect to the consolidated financial statements of Matrix Pharmaceutical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP


Palo Alto, California
August 8, 1996